Exhibit 99.2

908 Devices Acquires NIRLAB AG, Expanding Its Narcotics Detection Portfolio

Strategic acquisition adds integrated hardware and cloud subscription platform powered by NIR spectroscopy

BURLINGTON, Mass. – May 6, 2026 – 908 Devices Inc. (Nasdaq: MASS), a pioneer of purpose-built handheld devices for chemical analysis, announces that it has completed the acquisition of NIRLAB AG, a privately held company based in Lausanne, Switzerland. The company delivers AI-powered, cloud-connected near-infrared (NIR) spectroscopy to perform handheld chemical analysis of narcotics in seconds.

This acquisition expands 908 Devices' analytical portfolio and strengthens its leadership in narcotics detection with NIRLAB’s solution for fast, high-volume screening for everyday law enforcement patrol.

The NIRLab handheld device enables safe, point-and-click analysis of more than 400 common drugs, such as cocaine and methamphetamine, directly or through thin plastic bags and glass, delivering results in seconds, to support real-time decision-making in the field. Beyond identification, it quantifies drug purity in complex mixtures and can analyze cannabis, including percentages of THC and CBD. Proven in the field with over one million analyses, the platform integrates an intuitive mobile app, seamless device connectivity, and a subscription model that delivers continuous updates and evolving capabilities.

“We’re thrilled to welcome the NIRLAB team to 908 Devices. Our combination creates a powerful end-to-end workflow advantage for our law enforcement customers,” said Kevin J. Knopp, CEO and Co-founder of 908 Devices. “From fast, simple screening to trace-level analysis to detection of a broad range of substances, we offer a comprehensive solution for field-based chemical identification.”

“We are excited to join 908 Devices and bring our NIR technology to a global audience,” said Florentin Coppey and Matteo Delbrueck, co-CEOs of NIRLAB AG. “Combining our proven technology platform with 908 Devices' market leadership, commercial infrastructure, and complementary product portfolio creates a powerful opportunity to better serve law enforcement agencies worldwide.”

NIRLAB AG was founded in 2021 as a spin-out of the University of Lausanne, a global leader in forensic science. The company is based in Switzerland and employs 15 people.

The purchase consideration includes an upfront payment of $15 million, consisting of $13 million in cash and $2 million of 908 Devices common stock. The purchase agreement also includes up to an additional $8 million in 908 Devices common stock upon the achievement of performance milestones over the next 20 months.

Webcast Information

908 Devices will discuss this acquisition on a conference call for its first quarter 2026 financial results before market open on Wednesday, May 6, 2026, at 8:30 am Eastern Time. A webcast of the conference call can be accessed in the Investors section of 908devices.com and will be archived and available for replay for at least 90 days after the event.

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit 908devices.com.

Forward Looking Statements for 908 Devices

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the expected uses and capabilities of the Company’s products and NIRLAB’s products, the benefits of the Company’s acquisition of NIRLAB, and the achievement of performance milestones under the purchase agreement. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under "Risk Factors" in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 9, 2026 and elsewhere in the Company’s filings with the SEC which are available on the SEC's website at www.sec.gov. Additional information will be made available in the Company’s Annual Reports and Quarterly Reports and other filings that it makes from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Media & IR Contact

Barbara Russo

IR@908devices.com

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